Exhibit 10.161

EXECUTION COPY

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), is made on June 22, 2015 (the “Effective Date”) by and among Gener8 Maritime, Inc. (formerly known as General Maritime Corporation) (“Company”) and Milton H. Gonzales (the “Executive”).

WHEREAS, the Executive and the Company are a party to that certain Employment Agreement, dated as of May 17, 2012 (the “Employment Agreement”);

WHEREAS, in accordance with Section 18 thereof, the Company and Executive desire to amend the Employment Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties enter into this Amendment to the Employment Agreement (this “Amendment”).

1.                                      This Amendment is effective as of the Effective Date.

2.                                      The fourth “WHEREAS” clause and Section 1(a) of the Employment Agreement is hereby amended to replace the phrase “Manager and Technical Director” with the phrase “Maritime Compliance Officer and Manager and Technical Director” each time that such phrase appears.

3.                                      Section 4 of the Employment Agreement is hereby amended by replacing the phrase “75%” with the phrase “100%”.

4.                                      Section 9(b) of the Employment Agreement is hereby amended by replacing the phrase “for a period of twelve (12) months thereafter (the “Restricted Period”)” with the phrase “for a period of six (6) months thereafter (the “Restricted Period”)”.

5.                                      This Amendment represents the complete and total understanding of the parties with respect to the content thereof, and cannot be modified or altered except if done so in writing, executed by all parties.

6.                                      The parties hereto acknowledge and agree that the change in Executive’s title described in Section 2 of this Amendment shall not constitute “Good Reason” under Section 6(e) of the Employment Agreement.

7.                                      This Amendment shall in no way modify, alter, change or otherwise delete any provision of the Employment Agreement, unless specifically done so by the terms of this Amendment, and all the remaining provisions of the Employment Agreement shall remain in full force and effect.  This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date written below and upon full execution by all parties, this Amendment shall be effective as set forth in Section 1 above.

EXECUTIVE

/s/ Milton H. Gonzales
Milton H. Gonzales

Date: June 17, 2015

COMPANY

GENER8 MARITIME, INC.

By:	/s/ Peter Georgiopoulos

Its: Chief Executive Officer

Date: June 22, 2015

Signature Page to Amendment to Employment Agreement